UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2023

FG FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-36366	46-1119100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104 S. Walnut Street, Unit 1A, Itasca, IL 60143

(Address of principal executive offices, including Zip Code)

(847) 773-1665

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	FGF	The Nasdaq Stock Market LLC

8.00% Cumulative Preferred Stock, Series A, $25.00 par value per share	FGFPP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On May 24, 2023, FG Merger Corp. (“FG Merger”), one of the companies in FG Financial Group, Inc.’s (the “Company”) SPAC Platform announced that it had determined to cancel the special meeting of stockholders, scheduled for May 26, 2023, at 10:00 a.m. Eastern Time (the “Special Meeting”), which was called for the purpose of considering proposals to approve, among other things, the Merger Agreement and Plan of Reorganization, dated as of January 5, 2023 by and among the FG Merger, FG Merger Sub Inc. and iCoreConnect Inc. FG Merger announced that it would announce the date of the rescheduled Special Meeting once the date is determined.

On May 24, 2023, FG Merger received notice from its sponsor, FG Merger Investors LLC (the “Sponsor”), requesting that FG Merger extend (the “Extension”) the time available to FG Merger to consummate its initial business combination from June 1, 2023 to September 1, 2023, in accordance with the terms of FG Merger’s Amended and Restated Certificate of Incorporation. The Extension would provide FG Merger with additional time to complete its proposed business combination with iCoreConnect Inc.

In connection with the Extension and prior to June 1, 2023, the Sponsor or its affiliates or designees must deposit the amount of $805,000 into the trust account that was established for the benefit of FG Merger’s public stockholders in connection with FG Merger’s initial public offering.

In the aggregate, the Company’s indirect exposure to FG Merger represents potential beneficial ownership of approximately 820,000 shares of FG Merger’s common stock, approximately 989,000 warrants with an $11.50 exercise price and 5-year expiration, and approximately 85,000 warrants with a $15.00 exercise price and 10-year expiration. The Company has invested approximately $2.6 million in FG Merger. In addition, the Company may invest up to $805,000 in a promissory note in connection with the Extension of the business combination period of FG Merger.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FG FINANCIAL GROUP, INC.

Date: May 25, 2023	By:	/s/ Hassan R. Baqar
	Name:	Hassan R. Baqar
	Title:	Chief Financial Officer & Executive Vice President